SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                           CURRENT REPORT PURSUANT TO
                             SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of Earliest Event Reported): April 29, 2004


                               Sapient Corporation
             (Exact Name of Registrant as Specified in its Charter)


                                    Delaware
                 (State or Other Jurisdiction of Incorporation)


        0-28074                                             04-3130648
(Commission File Number)                    (I.R.S. Employer Identification No.)


        One Memorial Drive
          Cambridge, MA                                      02142
(Address of Principal Executive Offices)                   (Zip Code)


                                 (617) 621-0200
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

Item 12. Results of Operations and Financial Condition.

         Sapient Corporation issued the following press release on April 29, 2004 announcing its preliminary financial results for the three months ended March 31, 2004:


    Sapient Reports 14% Sequential Revenue Growth in First Quarter

    CAMBRIDGE, Mass.--(BUSINESS WIRE)--April 29, 2004--Sapient (NASDAQ: SAPE), a leading business consulting and technology services firm, today announced financial results for its first quarter ended March 31, 2004.
    Consolidated service revenues for the first quarter of 2004 were $58.9 million, representing a 14% increase from service revenues of $51.8 million for the fourth quarter of 2003, and a 34% increase from the first quarter of 2003. Gross revenues for the first quarter of 2004 were $61.1 million, which included $2.2 million of reimbursable expenses.
    Net income for the first quarter of 2004 was $1.3 million, or $0.01 per diluted share. This compared to a net income of $2.6 million, or $0.02 per diluted share (which included a $1.4 million gain on the sale of an investment), for the fourth quarter of 2003, and a net loss of $4.1 million or $0.03 per diluted share for the first quarter of 2003.
    "Our top line sequential growth of 14% in the first quarter validates how well our value proposition matches the needs of our existing and prospective clients," said Jerry A. Greenberg, Sapient's co-chairman and co-chief executive officer. "We achieved growth in virtually all of our industry units, services and geographies, and secured several key wins on the larger, longer-term client opportunities we had been pursuing."
    In the first quarter, Sapient won assignments with both new and established clients, including BP, BioLab, Comcast, Deutsche Telekom, Essent, Exelon, Harrah's Entertainment, Insurance Bureau of Canada, Janus Capital Group, Le Meridien, Newmarket International, Nextel, Scotiabank, Sequent Energy, Sony Electronics, Star Alliance, T-Online, TUI, U.S. Department of Homeland Security, U.S. Navy, Verizon, Vodafone, and Wells Fargo Bank.
    In a separate press release, Sapient announced today that it was selected by BT for a major London National Health Service contract. Sapient will provide extensive technology design, development and support services for BT's Local Service Provider London contract, which is worth up to GBP 996 million. BT is the prime contractor for the 10-year contract to design, deliver and operate integrated local patient record applications and systems for the entire London care community. BT's contract is one of several awarded by the UK's Department of Health as part of the National Programme for IT (NPfIT), the largest civilian IT project in the world.

    Conference Call

    Sapient will host a discussion of the first quarter results in a conference call today at 4:30 p.m. (ET), which will be broadcast live on the Internet. For webcast registration information, please go to http://www.sapient.com/earnings.htm. It is advisable to register at least 15 minutes prior to the call to download and install any necessary audio software. A re-broadcast of the call will be available from April 29 at 7:30 p.m. (ET) through May 6 at 11:59 p.m. (ET) by dialing 877-660-6853 (within the U.S.) or 201-612-7415 (outside the U.S.) and entering account number 1628 and conference ID 100265 when prompted.

    Forward-Looking Statements

    This press release contains forward-looking statements that involve a number of risks and uncertainties. There are a number of factors that could cause actual events to differ materially from those indicated. Such factors include, without limitation, the continued acceptance of the Company's services, the Company's ability to accurately set fees for and timely complete its current and future client projects, its ability to successfully manage risks associated with its international operations, its ability to manage its growth and projects effectively and its ability to continue to attract and retain high quality employees, as well as other factors set forth in the Company's most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as filed with the SEC.

    About Sapient

    Sapient is a leading business consulting and technology services firm that plans, designs, implements, and manages information technology to improve business performance for Global 2000 clients. Sapient was founded in 1991 based on a single promise: to deliver the right business results, on time and on budget. Sapient's fixed-price/fixed-time model, combined with industry, design, technology, and process expertise, provides clients with the highest business value at the lowest total cost of ownership. Headquartered in Cambridge, Massachusetts, Sapient has offices in Canada, Germany, India, the United Kingdom, and the United States. More information about Sapient can be found at www.sapient.com.

    Sapient is a registered service mark of Sapient Corporation.


Consolidated Balance Sheets
                                              March 31,  December 31,
                                                2004         2003
                                            --------------------------
                                                   (Unaudited)
                                                  (In thousands)
Assets
Current Assets:
Cash, restricted cash and marketable
 investments                                 $   139,908  $   143,727
Accounts receivable, net                          35,637       30,078
Unbilled revenues on contracts                    13,571       14,387
Prepaid expenses and other current assets          5,968        6,283
                                              -----------  -----------
  Total current assets                           195,084      194,475
                                              -----------  -----------

Restricted cash and marketable investments        16,712       17,512
Net fixed assets and other assets                 12,522       13,755
Net intangible assets                              1,029        1,158
                                              -----------  -----------
  Non-current Assets                              30,263       32,425

                                            --------------------------
  Total assets                               $   225,347  $   226,900
                                              ===========  ===========

Liabilities and stockholders' equity

Current Liabilities:
Accounts payable and accrued expenses        $    28,555  $    27,237
Accrued restructuring costs, current portion      14,739       18,237
Income taxes payable                               2,088        1,976
Deferred revenues on contracts                     1,832        3,867
                                              -----------  -----------
  Total current liabilities                       47,214       51,317
Accrued restructuring costs, net of current
 portion                                          20,914       22,550
Other long term liabilities                          580          621
                                              -----------  -----------
  Total liabilities                               68,708       74,488


Stockholders' equity                             156,639      152,412
                                              -----------  -----------

  Total liabilities and stockholders' equity $   225,347  $   226,900
                                              ===========  ===========



Consolidated Statements of Operations

                                                Three months ended
                                                    March 31,
                                            --------------------------
                                                2004         2003
                                            --------------------------
                                                   (Unaudited)
                                            (In thousands, except per
                                                  share amounts)
Revenues:
  Service revenues                           $    58,878  $    43,846
  Reimbursable expenses                            2,179        2,354
                                              -----------  -----------
    Total gross revenues                          61,057       46,200
                                              -----------  -----------
Operating Expenses:
  Project personnel costs                         35,967       28,388
  Reimbursable expenses                            2,179        2,354
                                              -----------  -----------
    Total project personnel costs                 38,146       30,742
  Selling and marketing costs                      4,299        5,151
  General and administrative costs                17,283       13,533
  Stock-based compensation                           212          384
  Amortization of intangible assets                  129          598
                                              -----------  -----------
Total operating expenses                          60,069       50,408
                                              -----------  -----------

  Income (loss) from operations                      988       (4,208)
Other income (expense)                                 -          (26)
Interest income                                      455          502
                                              -----------  -----------
  Income (loss) before income taxes                1,443       (3,732)
Income tax provision                                 148          355
                                              -----------  -----------
  Net Income (loss)                          $     1,295  $    (4,087)
                                              ===========  ===========

Basic and diluted income (loss) per share:   $      0.01  $     (0.03)

Weighted average common shares                   122,325      121,064
Dilutive common share equivalents                  5,001            -
                                              -----------  -----------
Weighted average common shares and dilutive
 common share equivalents                        127,326      121,064
                                              ===========  ===========

    CONTACT: Sapient
             Investor Contact:
             Luciana Duarte, 617-374-0310
             lduarte@sapient.com
             or
             Press Contact:
             Jenny McLean, 310-264-5277
             jmclean@sapient.com

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  April 29, 2004          SAPIENT CORPORATION
                                   (Registrant)


                               By:  /s/ Susan D. Johnson
                                   ---------------------------------------------
                                   Susan D. Johnson
                                   Chief Financial Officer and
                                   Senior Vice President